                                                                 EXHIBIT 10.6

          ASTERISKS OR OTHER MARKS IN THIS EXHIBIT IDENTIFY WHERE
       CONFIDENTIAL INFORMATION HAS BEEN OMITTED. THE REGISTRANT HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THE OMITTED
     CONFIDENTIAL INFORMATION WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

                                                                 CONFIDENTIAL

                       INTERACTIVE MARKETING AGREEMENT

     This Interactive Marketing Agreement (the "Agreement"), dated as of October 1, 1997 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and eToys Inc. ("eToys"), a private corporation, with offices at 1640 5th Street, Suite 124, Santa Monica, CA 90401. AOL and eToys may be referred to individually as a "Party" and collectively as "Parties."

                                 INTRODUCTION

     AOL and eToys each desires to enter into an interactive marketing relationship whereby AOL will promote an interactive site referred to (and further defined) herein as the Affiliated eToys Site. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement will be as defined on Exhibit B attached hereto.

                                      TERMS

1.   PROMOTION, DISTRIBUTION AND MARKETING.

     1.1. AOL PROMOTION OF AFFILIATED eTOYS SITE.

          AOL will provide eToys with the promotions for the Affiliated eToys Site described on Exhibit A (the "Promotions"). Screen shots indicating the current design for the applicable screens within the shopping channels on each of the AOL Service and AOL.com are attached hereto. Subject to eToys's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing eToys comparable promotional placements in alternative areas of the AOL Network. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL services at any time. In the event such modifications materially and adversely affect any specific Promotion, AOL will work with eToys to provide eToys, as its sole remedy, a comparable promotional placement. In the event that modifications materially and adversely affect the aggregate promotional value to be received hereunder by eToys (including, without limitation, the promotional value of the placements reflected through the attached screen shots) and AOL and eToys cannot reach agreement regarding substitute promotional placements reasonably satisfactory to eToys (notwithstanding both Parties' good faith efforts to reach agreement for a period of thirty days), then eToys will be entitled to terminate this Agreement with fifteen days prior written notice to AOL. In the event of such an early termination, eToys will be responsible for the pro-rata portion of the payments provided for herein. This pro-rata portion will represent the average of the percentages of value delivered with respect to each component of Promotions described on Exhibit A. For the impressions-based Promotions, the percentage of value will be determined with reference to the percentage of impressions which were delivered prior to the effectiveness of the termination. For the other Promotions, the percentage of value will be determined with reference to the percentage of days of the term of the agreement which precede the effectiveness of such termination.

          With respect to the impressions targets specified on Exhibit A, AOL will not be obligated to provide in excess of any of such target amounts in any year. Any shortfall in impressions at the end of a year will not be deemed a breach of the Agreement by AOL. In the event there is a shortfall in impressions as of the end of either year during the Initial Term (a "Shortfall"), AOL will provide eToys with advertising placements in mutually

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                                                                 CONFIDENTIAL


          agreed upon areas of the AOL Network which have a total value, based on rates comparable to those set forth in Exhibit A, equal to the value of the Shortfall (determined by multiplying the percentage of impressions that were not delivered by the total guaranteed payment provided for below) and which will be delivered during the first four months following the end of the year in question. Notwithstanding the foregoing: (i) in the event that the aggregate shortfall at the end of either year exceeds [*], then eToys will be entitled to incremental impressions (of comparable value) during the subsequent year equal to [*] of the excess shortfall; and (ii) in the event that the aggregate shortfall at the end of the first year exceeds [*], then eToys will have the right to terminate this Agreement with written notice delivered to AOL by December 1, 1998 (or within five days of such later date as such first year shortfall shall be identified), with such termination to be effective as of December 31, 1998.

     1.2. CONTENT OF PROMOTIONS. The specific eToys Content (e.g., eToys's logo) to be contained within the Promotions will be determined by eToys, subject to AOL technical limitations and AOL's then-applicable policies relating to advertising and promotions. Except to the extent described herein, the specific form, placement, duration and nature of the Promotions will be as determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

     1.3. eTOYS PROMOTION OF AFFILIATED eTOYS SITE AND AOL. As set forth in fuller detail in Exhibit C, eToys will promote the availability of the Affiliated eToys Site through the AOL Network.

2.   AFFILIATED eTOYS SITE.

     2.1. CONTENT. eToys will make available through the Affiliated eToys Site a substantial offering of Toys, and may also include other children's products (the "Other Products"); provided that: (i) such Other Products will not be promoted through the Promotions; (ii) eToys will not devote a linked page of the Affiliated eToys Site (i.e., the page directly linked from a Promotion on the AOL Service or AOL.com) wholly or primarily to the promotion of any Other Products; (iii) the Affiliated eToys Site will remain principally focused on the promotion and sale of Toys. eToys will review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated eToys Site in accordance with the terms of this Agreement. eToys will ensure that the Affiliated eToys Site does not in any respect promote, advertise, market or distribute the products, services or content of any Interactive Service through the linked pages of the Affiliated eToys Site. The linked pages of the Affiliated eToys Site will not contain advertisements, promotions, links, sponsorships or other Content (i) relating to any Products other than Toys and Other Products or (ii) otherwise in conflict with AOL's standard advertising policies (except as expressly approved by writing by AOL).

     2.2. PRODUCTION WORK. eToys will be responsible for all production work associated with the Affiliated eToys Site, including all related costs and expenses.

     2.3. TECHNOLOGY. eToys shall take reasonable steps necessary to conform its promotion and sale of Products through the Affiliated eToys
          Site to the then-existing technologies identified by AOL which are optimized for the AOL Service. AOL reserves the right to review and test the Affiliated eToys Site from time to time to determine whether the site is compatible with AOL's then-available client and host software and the AOL Network.

     2.4. PRODUCT OFFERING. eToys will ensure that the Affiliated eToys Site includes all of the Products and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of eToys through

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                                                                 CONFIDENTIAL

          the "General eToys Site" (i.e., the publicly available site at www.etoys.com to which an unregistered user would have access); provided, however, that (a) such inclusion will not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs); and (b) eToys will notify AOL of the material, specific changes in scope, nature and/or offerings required by such inclusion.

     2.5. PRICING AND TERMS. eToys will ensure that the prices (and any other required consideration) for Products in the Affiliated eToys Site do not exceed the prices for substantially similar Products offered by or on behalf of eToys through the General eToys Site.

     2.6. SPECIAL OFFERS. eToys will promote through the Affiliated eToys Site on a regular and consistent basis (at least four times per year) special offers exclusively available to AOL Members to be determined by eToys in its reasonable discretion (collectively, the "Special Offers"). eToys will provide AOL with reasonable prior notice of Special Offers so that AOL can market the availability of such Special Offers in the manner AOL deems appropriate in its editorial discretion, subject to the terms and conditions hereof.

     2.7. OPERATING STANDARDS. eToys will ensure that the Affiliated eToys Site complies with the operating standards set forth in Exhibit D.

     2.8. TRAFFIC FLOW. eToys will take reasonable efforts to ensure that AOL traffic is either kept within the Affiliated eToys Site or channeled back into the AOL Network (with the exception of advertising links sold and implemented pursuant to the Agreement). The Parties will work together on mutually acceptable links back to the AOL Service.

3. AOL EXCLUSIVITY OBLIGATIONS. With respect to any eToys Competitor marketing online a comprehensive selection of products for children which are primarily Toys, on a retail basis (the "Exclusive Products"), eToys will be the exclusive third party marketer of Toys to which AOL sells an anchor tenant placement on the main screen of the shopping channel of AOL.com ("the Exclusive Area") during the Initial Term. The foregoing exclusivity will apply to each eToys Competitor (a) only to the extent the eToys Competitor is or remains a provider of the Exclusive Products or (b) if the eToys Competitor is not solely a provider of the Exclusive Products (i.e., it is also engaged in other activities), only to the marketing of the Exclusive Products by such eToys Competitor through promotions in the Exclusive Area. Notwithstanding anything to contrary in this Section 3, no provision of this Agreement will limit AOL's ability (on or off the AOL Network) to undertake activities or perform duties pursuant to existing arrangements with third parties.

4.   PAYMENTS.

     4.1. PAYMENTS. eToys will pay AOL an amount of Three Million Dollars (US$3,000,000), to be paid in: [*]


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                                                                 CONFIDENTIAL

          As indicated elsewhere herein, this Agreement supersedes eToys prior agreements with AOL related to advertising and placement in the AOL shopping channel (the "Prior Agreements"). In that regard,
          (i) eToys has no further payment obligations under the Prior Agreements (except to invoices which have been received by eToys as of its execution of this Agreement) and (ii) any impressions delivered to eToys beginning as of the Effective Date will count towards the impressions commitments contained herein.

     4.2. WIRED PAYMENTS; LATE PAYMENTS. All payments required under this
          Section 4 will be paid in immediately available, non-refundable funds either by way of check or as wired to AOL's account. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable at the rate of 10% per year.

5.  TERM; RENEWAL; TERMINATION.

     5.1 TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement will be from the Effective Date through December 31, 1999 (the "Initial Term")

     5.2. TERMINATION FOR BREACH. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement). NOtwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than 30 days, either Party may terminate this Agreement if the breach remains uncured after written notice thereof to the other Party.

     5.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

6. STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth on Exhibit E attached hereto and Standard Legal Terms & Conditions set forth on Exhibit F attached hereto are each hereby made a part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                   ETOYS INC.

By: /s/ David M. [ILLEGIBLE]          By: /s/ Toby Lenk
   ------------------------------         -------------------------------

Print Name: David M. [ILLEGIBLE]      Print Name:  /s/ Toby Lenk
           ----------------------                  ----------------------

Title:  Sr. V.P.                     Title:  CEO
      ---------------------------            ----------------------------

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                                                               CONFIDENTIAL

                                  EXHIBIT A

                         PLACEMENT/PROMOTION PLAN

AOL SERVICE SHOPPING CHANNEL (through December 31, 1998)([*] per year*) eToys will receive two adjacent "tenant" slots within the following department screens within the AOL Service Shopping Channel Toys Department. Each tenant slot will include the following:

- One continuous (24/7) button with corporate brand or logo on the department front screen (consistent in size and nature with other "tenant" button appearing on such screen)
- Rotation with other tenants in the department on a continuous (24/7) promotional banner on the department front screen
- Featured product with text promotion for [*] minimum on the relevant department screen
- Rotation through the department screen in text-based programming promos along with other merchants and channel initiatives
- Rotation through the shopping channel search screen advertising banners along with all other anchors and tenants
-    One keyword for trade name or trademark (subject to availability)
- Participation in the following programs at no additional charge (the "Program Areas"):
     - Electronic Order Blank Area
     - Bargain Basement
     - Quick Gifts
     - Event and/or theme areas (e.g., Christmas Shop)

AOL.COM SHOPPING CHANNEL (Anchor Plus package)(through December 31, 1999)([*] per year*) eToys will receive: (i) one continuous (24/7) button "above the fold" with corporate brand or logo on the front screen of the AOL.com Shopping Channel (which will be one of nine buttons for anchor tenants on such screen); (ii) one "tenant" slot within the Toy department of such channel (including the same components as the tenant slots described above); and (iii) [*] impressions (per year) in banner advertising through AOL.com areas.

ADDITIONAL ADVERTISING (PER YEAR*)(through December 31, 1999, except as otherwise specified):
- [*] Impressions ([*] cpm) to eToys advertising banners appearing on results pages from searches on AOL.com through AOLNetfind using the search terms Toy, Toys Playskool, Hasbro, Barbie, Barbies, Brio, Playmobil, Lego, Mattel, Tikes (subject to any third party intellectual property rights in any such keywords).
- [*] Impressions to "run of service" banners appearing on AOL.com between 11/15 and 12/28
- [*] Impressions ([*] cmp) to banners appearing within the "Families" netChannel on AOL.com
- [*] Impressions ([*] cpm) to banners generated through AOL's ad server targeting AOL Members that are mothers with children ages 0-9 (using the information and ad serving technology available to AOL)
- One permanent button within the AOLNetFind portion of AOL.com in the "Shortcuts" portion of the "Home & Family" category of "TimeSavers," to which there will be at least [*] Impressions ([*] cpm)
- [*] Impressions ([*] cpm) to banners appearing in AOL Service "Families" Channel and other holiday areas

Should eToys wish to increase or decrease its impression levels within any of the impressions-based, additional advertising categories described above (the "Impressions-based Ads"), AOL will work in good faith with eToys to accommodate any such requests, subject to availability and provided that eToys will continue to be required to pay AOL the full amounts specified under this Agreement and eToys will not,

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                                                               CONFIDENTIAL

through any adjustment, be entitled to value in excess of that allocable to the Impressions-based Ads (taking into account the relative values of the impressions involved in any such adjustments).

In delivering the impressions called for under the Impressions-based Ads, AOL will use all commercially reasonable efforts to deliver [*] of the annual impressions for the following categories during the fourth calendar quarter:
AOL NetFind search terms, demographically targeted ads, AOL NetFind "Shortcuts." AOL.com "Families" channel and AOL Service "Families" Channel/holiday areas; provided that, in the event AOL believes that it will not be able to deliver the requisite impressions in any specific category, eToys will cooperate in good faith with AOL to designate comparable, substitute inventory for delivery of such Impressions during such period. The Parties will use commercially reasonable efforts to spread the remaining Impressions on a relatively even basis during the remaining three quarters of each year (or on such other basis as the Parties may reasonably agree); provided that, in the event that the impressions are not spread on that basis due to eToys role in the process, then AOL shall not be responsible for any penalties or timing restrictions with respect to shortfalls of impressions which may otherwise be called for hereunder.

* For purposes of these promotions, the first year shall be deemed to end December 31, 1998

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                                                                    CONFIDENTIAL

                                   EXHIBIT B

                                  DEFINITIONS


The following definitions will apply to this Agreement:

ADDITIONAL eTOYS CHANNEL. Any third-party distribution channel (e.g., an Interactive Service) through which the Affiliated eToys Site is made available.

AFFILIATED eTOYS SITE. The specific area to be promoted and distributed by AOL hereunder in which eToys can market and complete transactions regarding its Products.

AOL.COM. AOL's primary Internet-based Interactive Sie marketed under the "AOL.COM" brand, specifically excluding (a) the AOL Service, (b) any international versions of AOL.com, (c) "Driveway," "AOL Instant Messenger" or any similar product or service offered by or through such site or any other AOL Interactive Site, (d) "Digital Cities," "WorldPlay," "Entertainment Asylum," the "Hub," or any similar "sub-service" offered by or through such site or any other AOL Interactive Site and (e) any programming or content area offered by or through such site or any other AOL Interactive Site which is provided and operationally controlled by a third-party content provider and not by AOL (or any successor to or substitute for any of the foregoing properties in clauses (a) through (e)).

AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service or AOL.com.

AOL MEMBER. Any authorized user of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

AOL NETWORK. (i) The AOL Service and (ii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the Licensed Content.

AOL SERVICE. The U.S. version of the America Online-Registered TradeMark-brand service, specifically excluding (a) AOL.com or any other AOL Interactive Site, (b) the international versions of the AOL Service (e.g., AOL Japan), (c) "Driveway," "NetFind," AOL Instant Messenger" or any similar product or service offered by or through the U.S. version of the America Online-Registered TradeMark- brand service, (d) "Digital Cities," "WorldPlay," "Entertainment Asylum," the "Hub," or any similar "sub-service" offered by or through the U.S. version of the America Online-Registered Trademark- brand service and (e) any programming or content area offered by or through the U.S. version of the America Online-Registered TradeMark- brand service which is provided and operationally controlled by a third-party content provider and not by AOL (or any successor to or substitute for any of the foregoing properties in clauses (a) through (e)).

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members and eToys customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

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                                                                    CONFIDENTIAL

CONTENT. Information, materials, features, Products, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

eTOYS COMPETITORS. Third parties marketing online, now or in the future, a substantial selection of Toys to consumers on a retail basis (as the principal focus of their respective businesses), including, without limitation, ToysRUs, FAO Schwartz, Zany Brainy, Noodle Kidoodle, Red Rocket, Internet Baby, Holt Outlet and Toys.com, excluding the sites of any department store (or comparable aggregator of multiple product lines) in which the percentage of "SKUs" for Exclusive Products does not exceed [*].

IMPRESSION. Any access by a user to the file representing the page containing the applicable Promotion.

INTERACTIVE SERVICE. Any entity that offers online or Internet connectivity (or any successor form of connectivity), aggregates and/or distributes a broad selection of third-party Interactive Content, or provides interactive navigational services (including, without limitation, any online service providers, Internet service providers, @Home or other broadband providers, search or directory providers, "push" product providers such as the Pointcast Network or providers of interactive environments such as Microsoft's "Active Desktop").

INTERACTIVE SITE. Any interactive site or area (other than the Affiliated eToys Site) which is managed. maintained or owned by eToys or its agents, including, by way of example and without limitation, (i) an eToys site on the World Wide Web portion of the internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

LICENSED CONTENT. All Content offered through the Affiliated eToys Site pursuant to this Agreement, including any modifications, upgrades, updates, enhancements, and related documentation.

PRODUCT. Any product, good or service which eToys offers, sells or licenses to AOL Members through (i) the Affiliated eToys Site (including through any Interactive Site linked thereto) or (ii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Affiliated eToys Site requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

TOYS.  Childrens toy products.

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                                                                    CONFIDENTIAL

                                   EXHIBIT C

                             eTOYS CROSS-PROMOTION

ONLINE

In each eToys Interactive Site, eToys will include:

-

- A "Try AOL" feature where users can obtain promotional information about AOL products and services and, at AOL's option, download or order AOL's then-current version of client software for the AOL Service or software for any other AOL products or services (e.g., AOL's Instant Messenger service), which will appear continuously on the first page of the site(1); and

- To the extent eToys offers or promotes any products or services similar to AOL's "component" products and services (e.g., Netfind or other search/directory service, NetMail or free/discount email service, Instant Messenger, yellow/white pages, classifieds, etc.), prominent offers or promotions related to such AOL-designated products or services.

- The foregoing obligations shall not apply to co-branded or private label branded version of an eToys Interactive Site associated with a competitor to AOL provided that the promotions are available through sites representing at least [*] of the impressions to eToys Interactive Sites.

OFFLINE

In eToys' television, radio and print advertisements and in any publications, programs, features or other forms of media over which eToys exercises at least partial editorial control, eToys will make reasonable efforts to include on a periodic basis:

- Specific references or mentions (verbally where possible) of the Affiliated eToys Site's availability through America Online-Registered TradeMark- in connection with any reference to any eToys Interactive Site; and

- The specific instances in which such reference appear shall be as determined by eToys in its reasonable editorial discretion.

Subject to the requirements of Section 1 of Exhibit F, eToys will be entitled to issue a press release regarding this Agreement.


---------------------------
(1) AOL will pay eToys a standard bounty for each person who registers for the AOL Network using eToys' special identifier for this promotion and subsequently pays AOL monthly usage fees across at least three billing cycles for the use of the AOL Network (provided that, in the event that AOL and eToys are unable to mutually agree on such bounty, eToys will not be required to run the direct fulfillment promotions for which eToys would receive such bounty). Note that if this promotion is delivered through Microsoft's Active Desktop or any other "push" product (an "Operating System"), such feature will link users directly to AOL software within the Operating System or direct users without Internet access to an AOL application setup program within the Operating System (all subject to any standard policies of the Operating System).

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                                EXHIBIT D

                           OPERATING STANDARDS

GENERAL.  The (i) pricing of Products, (ii) scope and selection of Products,
(iii) quality of Products, (iv) customer service and fulfillment associated with the marketing and sale of Products and (v) ease of use of the Affiliated eToys Site will, in the aggregate, be reasonably competitive with that which is offered by any eToys Competitors.

HOSTING; CAPACITY. eToys will provide all computer servers, routers, switches and associated hardware in an amount reasonably necessary to meet anticipated traffic demands, adequate power supply (including generator back-up) and HVAC, adequate insurance, adequate service contracts and all necessary equipment racks, floor space, network cabling, and power distribution to support the Affiliated eToys Site (collectively, "Hosting Infrastructure"). In the event eToys fails to satisfy this requirement AOL will have the right (in addition to any other remedies available to AOL hereunder) to regulate the promotions it provides to eToys hereunder to the extent necessary to minimize user delays until such time as eToys corrects its infrastructure deficiencies.

SPEED; ACCESSIBILITY. eToys will ensure that the performance and availability of the Affiliated eToys Site (a) is monitored on a continuous, 24/7 basis and (b) remains competitive in all material respects with the performance and availability of other similar sites based on similar form technology. eToys will use commercially reasonable efforts to ensure that:
(a) the functionality and features within the Affiliated eToys Site are optimized for the AOL client software then in use by AOL Members; and (b) the Affiliated eToys Site is designed and populated in a manner that minimizes delays when AOL Members and AOL Users attempt to access such site.

USER INTERFACE. eToys will maintain a graphical user interface within the Affiliated eToys Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to conduct focus group testing to assess eToys' competitiveness in this regard.

MONITORING. AOL Network Operations Center (NOC) will work with a eToys-designated technical contact in the event of any performance malfunction or other emergency related to the Affiliated eToys Site and will either assist or work in parallel with eToys' contact using eToys tools and procedures, as applicable. The Parties will develop a process to monitor performance and member behavior with respect to access, capacity, security and related issues both during normal operations and during special promotions/events.

TELECOMMUNICATIONS. The Parties agree to explore encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single line runs at more than 70% average utilization for a five minute peak in a daily period.

SECURITY REVIEW. eToys and AOL will work together to perform an initial security review of, and to perform tests of, the eToys system, network, and service security in order to evaluate the security risks and provide recommendations to eToys, including periodic follow-up reviews as reasonably required by eToys or AOL.

TECHNICAL PERFORMANCE. eToys will perform the following technical obligations (and any reasonable updates thereto from time to time by AOL):

1. eToys will design the Affiliated eToys Site to support the Windows version of the Microsoft Internet Explorer 4.0 browser, and make commercially reasonable effects to support all other AOL browsers listed at:
http://webmaster.info.aol.com/BrowTable.html.

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                                                                 CONFIDENTIAL

2. eToys will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the AOL Member-Agents listed at: http://webmaster.info.aol.com/Brow2Text.html (the "AOL
Member-Agents").

3. eToys will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at http://ds.internic.net/rfc/rfc1945.text) and to adhere to AOL's parameters for refreshing cached information listed at http://webmaster.info.aol.com/CacheText.html.

eToys will provide continuous navigational ability for AOL Users to return to an agreed-upon point on the AOL Network (for which AOL will supply the proper address) from the Affiliated eToys Site.

                                      11

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                                                                 CONFIDENTIAL

                                   EXHIBIT E

                  STANDARD ONLINE COMMERCE TERMS & CONDITIONS

1. AOL NETWORK DISTRIBUTION. eToys will not authorize or permit any third party to distribute or promote the Affiliated eToys Site through the AOL Network absent AOL's prior written approval. AOL shall be entitled to require reasonable changes to the Content (including, without limitations features and functionality) within any linked pages of the Affiliated eToys Site to the extent AOL reasonably believes that such Content will adversely affect AOL's operation of the AOL Network.

2.   PROVISION OF OTHER CONTENT.  In the event that AOL notifies eToys that
(i) as reasonably determined by AOL, any Content within the Affiliated eToys Site violates AOL's then-standard Terms of Service (as set forth on the America Online-Registered Trademark- brand service), the terms of this agreement or any other standard, written AOL policy or (ii) AOL reasonably objects to the inclusion of any Content within the Affiliated eToys Site (other than any specific items of Content which may be expressly identified in this Agreement), then eToys shall take commercially reasonable steps to block access by AOL Members to such Content using eToys's then-available technology. In the event that eToys cannot, through its commercially reasonable efforts, block access by AOL Members to the Content in question, then eToys shall provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. eToys will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

3. CONTESTS. eToys will take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Affiliated eToys Site (a "Contest") complies with all applicable federal, state and local laws and requisitions.

4. DISCLAIMERS. Upon AOL's request, eToys agrees to include within the Rainman Screens a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between eToys and AOL Users purchasing products from eToys.

5. OWNERSHIP. eToys acknowledges and agrees that AOL will own all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) (collectively the "Look and Feel") which are generally associated with online areas contained within the AOL Network (the AOL Look and Feel, as previously defined), subject to eToys' ownership rights in any eToys trademarks or copyrighted material within the Affiliated eToys Site. AOL acknowledges and agrees that eToys will own all right, title and interest in and to the Look and Feel which is generally associated with the Affiliated eToys Site, subject to AOL's ownership rights in any AOL trademarks or copyrighted material and the AOL Look and Feel.

6.

7. MANAGEMENT OF THE AFFILIATED eTOYS SITE. eToys will manage, review, delete, edit, create, update and otherwise manage all Products available on or through the Affiliated eToys Site, in a timely and professional manner and in accordance with the terms of this Agreement. eToys will ensure that each Affiliated eToys Site is current, accurate and well-organized at all times. eToys warrants that the Affiliated eToys Site, including all Products and Contents available therein: (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; and
(ii) will not contain any Product which violates any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. AOL will have no obligations with respect to the Products available on or through the Affiliated eToys Site, including, but not limited to, any duty to review or monitor any such Products.

8. DUTY TO INFORM. eToys will promptly inform AOL of any information related to the eToys Service or Affiliated eToys Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.

9. CUSTOMER SERVICE. It is the sole responsibility of eToys to provide customer service to persons or entities purchasing Products through the AOL Network ("Customers"). eToys will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the Affiliated eToys Site, and AOL will have no obligations whatsoever with respect thereto. eToys will receive all emails from Customers via a computer available to eToys' customer service staff and generally respond to such emails within one business day of receipt. eToys will receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order

                                      12

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                                                                   CONFIDENTIAL

items. eToys will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. eToys will offer AOL Users who purchase Products through such Affiliated eToys Site a money back satisfaction guarantee. eToys will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. eToys will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by eToys directly from customers. eToys' order fulfillment operation will be subject to AOL's reasonable review.

10. PRODUCTION WORK. In the event that eToys requests AOL's production assistance in connection with any matter, eToys will work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL will notify eToys of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement will be reflected in a separate work order signed by the Parties. To the extent eToys elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to eToys upon request). The specific production resources which AOL allocates to any production work to be performed on behalf of eToys will be as determined by AOL in its sole discretion.

11. MERCHANT CERTIFICATION PROGRAM. eToys will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable standards relating to provision of electronic commerce through the AOL Network and may also require the payment of certain reasonable certification fees to the applicable entity operating the program.


                                      13

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                                                                   CONFIDENTIAL

                                  EXHIBIT F

                      STANDARD LEGAL TERMS & CONDITIONS

1. PROMOTIONAL MATERIALS/PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, press releases, and all other promotional materials related to the Affiliated eToys Site and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Materials"); provided, however, that either Party's use of screen shots of the Affiliated eToys Site for promotional purposes will not require the approval of the other Party so long as the AOL Network is clearly identified as the source of such screen shots. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Materials. Once approved, the Materials may be used by a Party and its affiliates for the purpose of promoting the Affiliated eToys Site and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Materials may be depleted. Notwithstanding the foregoing, either Party may issue press releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, prompt notice thereof will be provided to the other Party.

2. LICENSE. eToys hereby grants AOL a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, transmit and promote the Affiliated eToys Site and the Products contained therein (or any portion thereof) through such areas or features of the AOL Network as AOL deems appropriate. AOL Users will have the right to access and use the Affiliate eToys Site.

3. TRADEMARK LICENSE. In designing and implementing the Materials and subject to the other provisions contained herein, eToys will be entitled to use the following trade names, trademarks, and service marks of AOL: the "America Online-Registered Trademark-" brand service, "AOL" service/software and AOL's triangle logo; and AOL and its Affiliates will be entitled to use the trade names, trademarks, and service marks of eToys (collectively, together with the AOL marks listed above, the "Marks"); provided that each
Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

4. OWNERSHIP OF TRADEMARKS. Each Party acknowledges the ownership of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5. QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6. INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

8. CONFIDENTIALITY. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a


                                      14

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                                                                   CONFIDENTIAL

period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and
(ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.  LIMITATION OF LIABILITY; DISCLAIMER INDEMNIFICATION.

9.1. LIABILITY. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED eToys SITE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO
SECTION 9.3 OF THIS EXHIBIT F. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR MORE THAN $1,000,000; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO SECTION 4 OF THE AGREEMENT.

9.2. NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED eToys SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE AFFILIATED ETOYS SITE.

9.3. INDEMNITY. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement, except where Liabilities result from the gross negligence or knowing and willful misconduct of the other Party.

9.4. CLAIMS. Each Party agrees to (i) promptly notify the other Party in writing of any indemnifiable claim and give the other Party the opportunity to defend or negotiate a settlement of any such claim at such other Party's expense, and (ii) cooperate fully with the other Party, at that other Party's expense, in defending or settling such claim. AOL reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by eToys hereunder, and in such event, eToys will have no further obligation to provide indemnification for such matter hereunder.

9.5. ACKNOWLEDGMENT. AOL and eToys each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 6 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

10. SOLICITATION OF AOL USERS. During the term of this Agreement, and for the two-year period following the expiration or termination of this Agreement, neither eToys nor its agents will use the AOL Network to (i) solicit, or


                                      15

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                                                                 CONFIDENTIAL

participate in the solicitation of AOL Users when that solicitation is for the benefit of any entity (including eToys) which could reasonably be construed to be or become in competition with AOL or (ii) promote any services which could reasonably be construed to be in competition with AOL, including, but not limited to, services available through the Internet. In addition, eToys may not send AOL Users e-mail communications promoting eToys' Products through the AOL Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL
User has either (i) engaged in a transaction with eToys through the AOL Network or (ii) voluntarily provided information to eToys through a contest, registration, or other communication, which included notice to the AOL User that the information provided by the AOL User could result in an e-mail being sent to that AOL User by eToys or its agents. A Prior Business Relationship does not exist by virtue of an AOL User's visit to an Affiliated eToys Site (absent the elements above). More generally, eToys will be subject to any standard policies regarding e-mail distribution through the AOL Network which AOL may implement.

11. COLLECTION OF USER INFORMATION. eToys is prohibited from collecting AOL Member screennames from public or private areas of the AOL Network, except as specifically provided below. eToys will ensure that any survey, questionnaire or other means of collecting AOL Member screennames or AOL User email addresses, names, addresses or other identifying information ("User Information"), including, without limitation, requests directed to specific AOL Member screennames and automated methods of collecting screennames (an "Information Request") comoties with (i) all applicable laws and regulations and (ii) any privacy policies which have been issued by AOL in writing during the Term (the "AOL Privacy Policies"). Each Information Request will clearly and conspicuously specify to the AOL Users at issue the purpose for which User Information collected through the Information Request will be used (the "Specified Purpose").

12. USE OF USER INFORMATION. eToys will restrict use of the User Information collected through an Information Request to the Specified Purpose. In no event will eToys (i) provide User Information to any third party (except to the extent specifically (a) permitted under the AOL Privacy Policies or (b) authorized by the members in question), (ii) rent, sell or barter User Information, (iii) identify, promote or otherwise disclose such User Information in a manner that identifies AOL Users as end-users of the AOL Service, AOL.com or the AOL Network or (iv) otherwise use any User
Information in contravention of Section 10 above. Notwithstanding the foregoing, in the case of AOL Users who purchase Products from eToys, eToys will be entitled to use User Information from such AOL Users as part of eToy's aggregate list of Customers; provided that eToys's use does not in any way identify, promote or otherwise disclose such User Information in a manner that identifies AOL Users as end-users of the AOL Service. AOL.com or the AOL Network. In addition, eToys will not use any User Information for any purpose (including any Specified Purpose) not directly related to the business purpose of the Affiliated eToys Site.

13. EXCUSE. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

14. INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

15. NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes on the delivery date if delivered by electronic mail on the AOL Network or (i) on the delivery date if delivered personally to the Party to whom the same is directed; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available, to the person(s) specified below at the address of the Party set forth in the first paragraph of this Agreement.

16. NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

17. RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.


                                      16


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                                                                 CONFIDENTIAL


18. SURVIVAL. Sections 9 through 12 of this Exhibit F, will survive the completion, expiration, termination or cancellation of this Agreement.

19. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

20. AMENDMENT. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least the same standing to the executive who signed the Agreement.

21. FURTHER ASSURANCES. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party of the implementation or continuing performance of this Agreement.

22. ASSIGNMENT. eToys will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

23. CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

24. REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, eToys will be not entitled to offset any amounts that it claims to be due and payable from AOL against amounts otherwise payable by eToys to AOL.

25. APPLICABLE LAW; JURISDICTION. This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia. In connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

26. EXPORT CONTROLS. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

27. HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

28. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document.

                ADDENDUM TO INTERACTIVE MARKETING AGREEMENT


     This Addendum, dated January 1, 1998 (the "Revised Effective Date"), is to that certain Interactive Marketing Agreement dated October 1, 1997 by and between America Online, Inc. ("AOL"), and eToys Inc. ("eToys") (the "Agreement"). Defined terms that are used but not defined herein shall be as defined in the Agreement.

The parties wish to amend the Agreement as follows:

1. PARAGRAPH 4.1, PAYMENTS. This clause shall be deleted in its entirety, and replaced with the following:

     "PAYMENTS. eToys will pay AOL an amount of Three Million One Hundred Thousand Dollars (US$3,100,000), to be paid as follows: [*] As indicated elsewhere herein, this Agreement supersedes eToys' prior agreements with AOL related to advertising and placement in the AOL shopping channel (the "Prior Agreements"). In that regard, (i) eToys has no further payment obligations under the Prior Agreements (except with respect to invoices which have been received by eToys as of its execution of this Agreement) and (ii) any impressions delivered to eToys beginning as of the Effective Date will count towards the impressions commitments contained herein."

2. EXHIBIT A, PLACEMENT/PROMOTION PLAN. The paragraph titled: 'AOL Service Shopping Channel' shall be deleted in its entirety and replaced with the following:

     "AOL SERVICE SHOPPING CHANNEL (through December 31, 1999) ([*] per year*) eToys will receive one anchor slot within the following department screens within the AOL Service Shopping Channel Toys Department. The anchor slot will include the following:

     - One continuous (24/7) button with corporate brand or logo on the department front screen (consistent in size and nature with the other "anchor" buttons appearing on such screen)

     - One continuous (24/7) two-line text field to promote individual product offerings

     - Featured product with text promotion for [*] minimum on the relevant department screen

     - Rotation through the department screen in text-based programming promos along with other merchants and channel initiatives

     - Rotation through the shopping channel search screen advertising banners along with all other anchors and tenants


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     - One keyword for trade name or trademark (subject to availability)

     - Participation in the following programs at no additional charge (the "Program Areas")

       - Electronic Order Blank Area

       - Bargain Basement

       - Quick Gifts

       - Event and/or theme areas (e.g., Christmas Shop)

3. ORDER OF PRECEDENCE; STANDARD TERMS. This Addendum is supplementary to and modifies the Agreement. This Addendum supersedes provisions in the Agreement only to the extent that the terms of this Addendum expressly conflict with the provisions of the Agreement or such provisions are otherwise expressly invalidated by reference herein.

4. COUNTERPARTS. This Addendum may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.


AMERICA ONLINE, INC.                        eTOYS INC.

By: /s/ illegible                           By: /s/ Philip Polishook  2/16/98
   ---------------------------
Name: illegible                             Name: Philip Polishook
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Title:                                      Title: Vice President Marketing
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